                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 4, 1997



                           JANEX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


        COLORADO             33-8433-D                   84-1034251
     (State or other      (Commission File               (IRS Employer
      jurisdiction of      Number)                        Identification No.)
      incorporation)


      615 HOPE ROAD, BUILDING ONE, 1ST FLOOR, EATONTOWN, NEW JERSEY 07724
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:   (908) 935-0707


        21700 Oxnard Street, Ste. 1610, Woodland Hills, California 91367
         (Former name or former address, if changed since last report)


Exhibit Index Page:  None                                    Page 1 of 3
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ITEM 5.  OTHER EVENTS.

     On August 4, 1997, Sheldon F. Morick, the sole remaining director of the Company, appointed Leslie Friedland, 615 Hope Road, Victoria Plaza, Building 1, First Floor, Eatontown, New Jersey 07724, as a director of the Company and of each of the Company's subsidiaries. Mr. Friedland is a more than 10% shareholder of the Company, a former co-owner of Janex Corporation and a secured creditor of the Company. After Mr. Friedland was appointed a director, Mr. Morick resigned as an officer of the Company and all of its subsidiaries. Immediately thereafter, the following persons were appointed to the offices indicated:

     Leslie Friedland    President and Chief Executive Officer
     Daniel Lesnick      Executive Vice President and Chief Operating
                         Officer
     Michael Handelman   Chief Financial Officer and Treasurer
     Richard Godfrey     Secretary

     The Board of Directors also voted to move the Company's principal executive offices to 615 Hope Road, Building One, 1st Floor, Eatontown, New Jersey 07724, effective August 11, 1997.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

     Subsequent to the Board Meeting referred to under Item 5 above, Sheldon F. Morick resigned as a director of the Company, and each of its subsidiaries, for personal reasons.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 1997

                              JANEX INTERNATIONAL, INC.
                              -------------------------
                                    (Registrant)


                              By:   /s/ Leslie Friedland
                                  -----------------------------------
                                    LESLIE FRIEDLAND
                                    Chief Executive Officer



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